Exhibit 99.1

November 30, 2012

Contacts:
JOHN H. PELUSI JR.	GREGORY R. CONLEY	MYRA F. MOREN
Chief Executive Officer	Chief Financial Officer	Director, Investor Relations
(412) 281-8714	(412) 281-8714	(713) 852-3500
jpelusi@hfflp.com	gconley@hfflp.com	mmoren@hfflp.com

HFF, Inc. declares special dividend for shareholders of record as of December 10, 2012

PITTSBURGH, PA – HFF, Inc. (NYSE: HF) announced today that its Board of Directors has declared a special cash dividend of $1.52 per Common Share, payable December 20, 2012 to shareholders of record on December 10, 2012. The aggregate dividend payment will total approximately $56.3 million based on the number of shares of common stock currently outstanding.

Business Comments

“We are pleased to announce that today our Board of Directors declared a special cash dividend in the amount of $1.52 per Common Share payable on December 20, 2012 to all shareholders of record as of December 10, 2012. As we have stated on previous earnings calls, we have had several discussions with our Board as well as our investment banks regarding our very strong balance sheet including our very substantial cash position that has continued to grow as a result of our strategic growth initiatives, our disciplined approach to managing our business and our resulting strong operating and financial results,” said John H. Pelusi, Jr., the Company’s chief executive officer.

“As previously communicated to our shareholders during past earnings calls, we believe in three guiding principles relative to our balance sheet, cash position and returning capital to our shareholders. We believe in maintaining a strong balance sheet and cash position to 1) first and foremost, ensure that we are able to meet the capital market and real estate needs of our clients by providing “best in class” superior service and value-add solutions as they navigate the constantly changing inefficient capital markets; 2) survive downturns in the industry such as in the recent downturn during 2008 and 2009, and then to thrive as soon as conditions improve as we have since January 2010; and 3) continue to strategically grow and prudently invest in our business and to take advantage of any and all opportunities to best position the Company to better serve its clients.

HFF announces declaration of special dividend

“As noted in our November 1, 2012 earnings release, we believe our significant, prudent and continuing investment in our talented associates combined with the ongoing mentoring of same by our deep and experienced Leadership Team has rewarded and we believe will continue to reward our shareholders as we believe they have since 2010 as evidenced by our significant growth in revenues and earnings, which the market has likewise recognized based on our ranking in Fortune’s September publication as the 5th fastest growing company overall and the 3rd overall based on profit growth. We believe the Company is very well positioned from a balance sheet and cash position following the payment of this special cash dividend to continue to meet each of our three guiding principles. Further, for the foreseeable future we intend to continue to manage, prudently invest and strategically grow our business to take advantage of all future strategic opportunities that are likely to arise from the $1.64 trillion of commercial real estate loans that are forecasted to mature between 2013 and 2017, and to capture additional market share in order to best position the Company to better serve its clients, just as we believe we have done since 2010,” said Mr. Pelusi.

“In the future, if we find ourselves in a similar position and can fully satisfy our three guiding principles, it would be our current intention to recommend to our Board of Directors to again return capital to our shareholders in some form, depending on the competitive position of the Company and other strategic options that might be available to the Company, as well the macro and micro economic conditions and the legal and regulatory environment at that time,” said Mr. Pelusi.

About HFF, Inc.

Through its subsidiaries, Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., the Company operates out of 21 offices nationwide and is one of the leading and largest full-service commercial real estate financial intermediaries in the U.S. providing commercial real estate and capital markets services to both the users and providers of capital in the commercial real estate sector. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, private equity and structured finance, investment banking and advisory services, loan sales and commercial loan servicing.

Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking

HFF announces declaration of special dividend

statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the recent conditions in the global markets and, in particular, the U.S. debt markets; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture; (4) competitive pressures; (5) the Company’s ability to integrate and sustain its growth; and (6) other factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.

Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

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